Exhibit 10.3

DANAOS CORPORATION,

DR. JOHN COUSTAS,

PROTECTOR HOLDINGS INC.,

SEASONAL MARITIME CORPORATION

- and -

DANAOS INVESTMENTS LIMITED AS THE
TRUSTEE FOR THE 883 TRUST

RESTRICTIVE COVENANT AGREEMENT

THIS RESTRICTIVE COVENANT AGREEMENT is made on the [•] day of September 2006,

BY AND BETWEEN:

(1)                                  DANAOS CORPORATION, a Marshall Islands corporation (“DC”);

(2)                                  DR. JOHN COUSTAS, in his individual capacity (“Dr. Coustas”);

(3)                                  PROTECTOR HOLDINGS INC., a Liberian corporation (“Protector Holdings”);

(4)                                  SEASONAL MARITIME CORPORATION, a Liberian corporation (“Seasonal Maritime”); and

(5)                                  DANAOS INVESTMENTS LIMITED AS TRUSTEE FOR THE 883 TRUST (the “Coustas Family Trust” and, together with Dr. John Coustas, Protector Holdings and Seasonal Maritime, the “Coustas Entities”).

WHEREAS:

(A)          Pursuant to the Amended and Restated Management Agreement by and between DC and Danaos Shipping Company Limited, a Cypriot corporation (the “Manager”), made [•], 2006 (the “Management Agreement”), the Manager has agreed to provide certain management services to DC on an exclusive basis, restrict certain competitive activities and grant a right of first refusal to DC to purchase its assets and properties upon the occurrence of certain events, all as described therein.

(B)           Each of the Coustas Entities directly or indirectly owns capital stock of the Manager.

(C)           On or about the date hereof, Dr. Coustas will enter into an executive employment agreement with DC (the “Employment Agreement”), pursuant to the terms of which Dr. Coustas will agree to serve as Chief Executive Officer and President of DC.

(D)          DC wishes to (i) limit the activities of Dr. Coustas, and the other Coustas Entities, on the terms and conditions set out in this Agreement to prohibit certain activities that may compete with the business of DC, (ii) ensure that the Coustas Entities collectively maintain ownership of at least 80% of the capital stock of the Manager and (iii) ensure that the Coustas Entities will not allow the Manager to violate certain of its obligations under the Management Agreement.

NOW, THEREFORE, in consideration of the terms and conditions set forth below, and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:

1                                         INTERPRETATION

1.1           In this Agreement, unless the context otherwise requires:

(a)                                  “Board of Directors” means the board of directors of DC as the same may be constituted from time to time.

(b)                                 “Containership” means any ocean-going vessel that is intended to be used primarily to transport containers or is being used to primarily transport containers.

(c)                                  “Danaos Group” means, at any time, DC and its subsidiaries at such time and “member of the Group” shall be construed accordingly.

(d)                                 “Drybulk Carrier” means any ocean-going vessel that is intended to be used primarily to transport non-liquid cargoes of commodities shipped in an unpackaged state.

(e)                                  “Independent Directors” means those members of the Board of Directors that qualify as independent directors within the meaning of Rule 10A-3 promulgated under the U.S. Securities Exchange Act of 1934 and the listing criteria of the New York Stock Exchange.

1.2           The headings of this Agreement are for ease of reference and do not limit or otherwise affect the meaning hereof.

1.3           All the terms of this Agreement, whether or not so expressed, shall be binding upon the parties hereto and their respective successors and assigns.

1.4           Unless the context otherwise requires, words in the singular include the plural and vice versa.

2                                         ACKNOWLEDGEMENT AND REPRESENTATION

2.1           Each of the Coustas Entities acknowledges he or it has received and reviewed the Management Agreement.

2.2           Each of the Coustas Entities hereby represents and warrants that as of the date of this Agreement, collectively the Coustas Entities (a) own at least 80% of the capital stock of the Manager and (b) hold at least 80% of the voting power of the outstanding capital stock of the Manager considered for this purpose as a single class.

3                                         NON-COMPETITION

3.1           During the term of the Management Agreement and for a period of one (1) year from the date of actual termination of the Management Agreement, the Coustas Entities shall not, subject to Section 3.2 hereof, directly or indirectly, engage in (a) the ownership or operation of Containerships of larger than 2,500 TEUs, (b) the ownership or operation of any Drybulk Carriers or (c) the acquisition of or investment in any business involved in the ownership or operation of Containerships of larger than 2,500 TEUs or Drybulk Carriers.

3.2           Notwithstanding the foregoing, if a majority of the Independent Directors declines to pursue any opportunity for the benefit of DC or any of its subsidiaries (a) to acquire or invest in any business involved in the ownership or operation of Containerships of larger than 2,500 TEUs or Drybulk Carriers or (b) to acquire a Containership of larger than 2,500 TEUs or a Drybulk Carrier, then any Coustas Entity (or any (i) current or future beneficiaries of the Coustas Family Trust, (ii) entities beneficially owned by such beneficiaries or the Coustas Entities or (iii) other trusts established for the benefit of such beneficiaries or the Coustas Entities) shall be permitted, directly or indirectly, to acquire any such Containership or Drybulk Carrier or acquire or invest in any such business; provided that, such acquisition or investment is completed (x) no later than the four-month anniversary of the date on which the Independent Directors declined to pursue such acquisition or investment and (y) on terms no more favorable to the acquiring or investing, as the case may be, party than those offered to DC and declined by the Independent Directors.

For the avoidance of doubt, nothing in this Agreement shall be construed to restrict the ability of any Coustas Entity (or any (i) current or future beneficiaries of the Coustas Family Trust, (ii) entities beneficially owned by such beneficiaries or the Coustas Entities or (iii) other trusts established for the benefit of such beneficiaries or the Coustas Entities) to acquire or invest in any vessel other than Containerships of larger than 2,500 TEUs or Drybulk Carriers.

4                                         MANAGEMENT SERVICES

4.1           During the term of the Management Agreement, Dr. Coustas shall not personally provide, or establish, advise or assist any entity providing, commercial, crewing, technical, chartering or administrative vessel management services substantially similar to those the Manager provides under the Management Agreement to any owner and operator of Containerships of larger than 2,500 TEUs or Drybulk Carriers, other than members of the Danaos Group and Palmosa Shipping Corporation and its subsidiaries without receiving the prior written approval of a majority of the Independent Directors.

4.2           During the term of the Management Agreement, none of the Coustas Entities shall, directly or indirectly, own any interest in any entity which provides commercial, crewing, technical, chartering or administrative vessel management services substantially similar to those the Manager provides under the Management Agreement to any owner and operator of Containerships of larger than 2,500 TEUs or Drybulk Carriers, other than members of the Danaos Group and Palmosa Shipping Corporation and its subsidiaries, without receiving the prior written approval of a majority of the Independent Directors.

4.3           The restrictions set forth in Sections 4.1 and 4.2 hereof shall not apply with respect to Containerships larger than 2,500 TEUs, Drybulk Carriers or entities which any Coustas Entity (or any (i) current or future beneficiaries of the Coustas Family Trust, (ii) entities beneficially owned by such beneficiaries or the Coustas Entities or (iii) other trusts established for the benefit of such beneficiaries or the Coustas Entities) acquires or invests in pursuant to Section 3.2 hereof.

5                                         CONTROL OF MANAGER

5.1           Unless expressly permitted by a majority of the Independent Directors, during the term of the Management Agreement, the Coustas Entities will at all times, directly or indirectly, collectively (a) own at least 80% of the outstanding capital stock of the Manager and (b) hold at least 80% of the voting power of the outstanding capital stock of the Manager, considered for this purpose as a single class.

5.2           Each of the Coustas Entities hereby agrees to offer and, if such offer is accepted by DC, to sell the capital stock of the Manager owned by it to DC at the then fair market value of such capital stock if the provision set forth in Section 5.1 hereof is breached.

5.3           For the avoidance of doubt, DC acknowledges that (a) the restriction set forth in Section 5.1 hereof shall not be construed so as to limit transfers of capital stock of the Manager to (i) current or future beneficiaries of the Coustas Family Trust, (ii) entities beneficially owned by such beneficiaries or the Coustas Entities or (iii) other trusts established for the benefit of such beneficiaries or the Coustas Entities and (b) any such transfers shall not trigger DC’s purchase right pursuant to Section 5.2 hereof; provided, that any such transferee agrees to be bound by the restrictions set forth herein (including, without limitation, in Sections 3 and 4 hereof) pursuant to an agreement acceptable in form and substance to a majority of the Independent Directors.

6                                         COVENANT COMPLIANCE OF MANAGER

6.1           The Coustas Entities shall not allow the Manager to violate the covenants contained in Section 4.14, Section 14.4 and Sections 17.1 through 17.5 of the Management Agreement, and will cause the Manager to observe the right of first refusal requirement set forth in Section 17.3 of the Management Agreement.

7                                         NOTICES

7.1           All notices, consents and other communications hereunder, or necessary to exercise any rights granted hereunder, shall be in writing, sent either by prepaid registered mail or telefax, and will be validly given if delivered on a business day to a party at its respective address set forth below:

Danaos Corporation

14 Akti Kondyli

185 45 Piraeus

Greece

Attention: [Chief Executive Officer]

Dr. John Coustas
[c/o Danaos Corporation

14 Akti Kondyli

185 45 Piraeus

Greece

Attention: Dr. John Coustas]

Protector Holdings Inc.

[c/o Danaos Corporation

14 Akti Kondyli

185 45 Piraeus

Greece

Attention: Dr. John Coustas]

Seasonal Maritime Corporation

[c/o Danaos Corporation

14 Akti Kondyli

185 45 Piraeus

Greece

Attention: Dr. John Coustas]

Danaos Investments Limited as the Trustee for the 883 Trust

[c/o Danaos Corporation

14 Akti Kondyli

185 45 Piraeus

Greece

Attention: Dr. John Coustas]

8                                         APPLICABLE LAW AND JURISDICTION

8.1           This Agreement shall be governed by, and construed in accordance with, the laws of England. The parties hereto submit to the exclusive jurisdiction of the courts of England in connection with any claim arising out of or in connection with this Agreement.

9                                         ARBITRATION

9.1           All disputes arising out of this Agreement shall be arbitrated in London in the following manner. One arbitrator is to be appointed by DC, a second by the Coustas Entities and a third by the two so chosen. Their decision or that of any two of the arbitrators shall be final and, for the purpose of enforcing any award, this Agreement may be made a rule of the court. The arbitrators shall be commercial persons, conversant with shipping matters. Such arbitration is to be conducted in accordance with the rules of the London Maritime Arbitrators Association terms current at the time when the arbitration proceedings are commenced and in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof.

9.2           In the event that DC or the Coustas Entities shall state a dispute and designate an arbitrator, in writing, the other party shall have twenty (20) business days to designate its own arbitrator. Upon failure to do so, the arbitrator appointed by the other party can conduct the arbitration and render an award hereunder.

9.3           Until such time as the arbitrators finally close the hearings, either of DC or the Coustas Entities shall have the right by written notice served on the arbitrators and on the other party to specify further disputes or differences under this Agreement for hearing and determination.

9.4           The arbitrators may grant any relief, and render an award, which they or a majority of them deem just and equitable and within the scope of the Agreement of the parties, including but not limited to the posting of security. Awards pursuant to this Section 9 may include costs, including a reasonable allowance for attorneys’ fees, and judgments may be entered upon any award made herein in any court having jurisdiction.

10                                  MISCELLANEOUS

10.1         This Agreement constitutes the sole understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings, written or oral, with respect thereto, with the exception of the Management Agreement. This Agreement may not be amended, waived or discharged except by an instrument in writing executed by the party against whom enforcement of such amendment, waiver or discharge is sought.

10.2         It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement is adjudicated to be invalid or unenforceable, such provision will be deemed amended to delete therefrom the portion thus adjudicated as invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudications is made.

10.3         This Agreement may be executed in one or more written counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of page intentionally left blank.]

IN WITNESS whereof the undersigned have executed this Agreement as of the date first above written.

SIGNED by Dimitri J. Andritsoyiannis
for and on behalf of
DANAOS CORPORATION

SIGNED by
DR. JOHN COUSTAS

SIGNED by Efstathios Sfiris
for and on behalf of
PROTECTOR HOLDINGS INC.

SIGNED by Efstathios Sfiris
for and on behalf of
SEASONAL MARITIME CORPORATION

SIGNED by Dr. John Coustas
for and on behalf of
DANAOS INVESTMENTS LIMITED AS THE
TRUSTEE FOR THE 883 TRUST

[Signature page to Restrictive Covenant Agreement]